Exhibit 4.24 CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. *** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. HN\1521043.1 Amendment Agreement No. 3 to the Term Storage Contract No. 2010-01 dated 17-09-2010 Between Antwerp Terminal and Processing Company N.V. And Vitol SA

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. HN\1521043.1 THIS AMENDMENT AGREEMENT NO. 3 is made on this 26th day of June 2015 BETWEEN 1. Antwerp Terminal and Processing Company N.V., now known as ATPC Terminal N.V., is a company incorporated under the laws of Belgium with a registered office at Befiweg 20, Port n° 279, B2030 Antwerp, Belgium (“the Company”); and AND 2. Vitol SA, a private company limited by shares, incorporated and existing under the laws of Switzerland, having its official seat in Geneva, Switzerland and its principal place of business at Boulevard du Pont d’Arve 28, 1205 Geneva, Switzerland (“the Client”). WHEREAS (A) The Company and the Client are parties to a Term Storage Contract No. 2010-01 dated 17-09-2010 in connection with gasoil storage and handling services at the Company’s terminal (“Contract”). (B) By virtue of the Amendment Agreement No. 1 and Amendment Agreement No. 2 both dated 28th day of April 2015, the Parties agreed to amend Clause 4 (Storage Period) and Clause 7 (Contractual Capacity) of the Contract; (C) For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Client now wish to further amend the Contract in accordance with this Amendment Agreement No. 3. NOW THEREFORE it is agreed as follows: 1. The Company and the Client agree to extend the Storage Period referenced in Amendment Agreement No. 1 from 30 June 2015 to 31 December 2015 for the Contractual Capacity of 156,705 cbm at the Rate and Index/Escalation described in Clauses 9 and 16 of the Contract. 2. For the avoidance of doubt, the Contractual Capacity of 148,000 cbm and Rate of €*** per cbm referenced in Amendment Agreement No. 2 is incremental to the 156,705 cbm Contractual Capacity addressed in this Amendment No. 3. 3. Save to the extent as amended by this Amendment Agreement No. 3, all terms and conditions of the Contract shall remain in full force and effect. 4. This Amendment Agreement No. 3 may be executed in counterparts. 5. Clauses 22 and 23 of the Contract shall apply mutatis mutandis to this Amendment Agreement No. 3 as if references therein to the Contract were to this Amendment Agreement No. 3. 6. Capitalised terms not otherwise defined in this Amendment Agreement No. 3 shall have the same meaning as in the Contract.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. HN\1521043.1 IN WITNESS WHEREOF the Client and the Company have caused this Amendment Agreement No. 3 to be executed by their duly authorized representatives, as of the date first above written. ATPC Terminal N.V. /s/ Gert Quint Name: Gert Quint Position: Director Date: June 26, 2015 Place: Antwerp Vitol SA Name : David Fransen Position: Date: Place:

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. HN\1521043.1 IN WITNESS WHEREOF the Client and the Company have caused this Amendment Agreement No. 3 to be executed by their duly authorized representatives, as of the date first above written. ATPC Terminal N.V. Name: Position: Date: Place: Vitol SA /s/ David Fransen Name : David Fransen Position: Managing Director Date: June 26, 2015 Place: Geneva, Switzerland